EXHIBIT 99.1

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SANDS CHINA LTD.
金沙中國有限公司*
(incorporated in the Cayman Islands with limited liability)
(Stock Code: 1928)

VOLUNTARY ANNOUNCEMENT

APPROVAL ALLOWING FOR THE TRANSFER OF
APART-HOTEL TOWER ON PARCEL 2

The Board of Directors of the Company is pleased to announce that Venetian Cotai Limited and Cotai Strip Lot 2 Apart Hotel (Macau) Limited, both subsidiaries of the Company, have received written notification from the Macao Land, Public Works and Transport Bureau confirming that the Chief Executive of Macao has approved the transfer of the rights arising from the land concession for Parcel 2 on Cotai in relation to the apart-hotel tower currently owned by Venetian Cotai Limited, concessionaire of the land, to Cotai Strip Lot 2 Apart Hotel (Macau) Limited, a subsidiary of Venetian Cotai Limited.

This approval, gazetted in the Macao Boletim Oficial da Região Administrativa Especial de Macau on June 5, 2013, paves the way to enable the Company to sell shares in Cotai Strip Lot 2 Apart Hotel (Macau) Limited in a co-op fashion to prospective buyers interested in a Four Seasons-branded apartment at the Company’s Cotai Strip Development in Macao.

Reference is made to Sands China Ltd.’s (the “Company”) Voluntary Announcement dated December 20, 2010, the Company’s 2011 and 2012 Annual Reports dated April 20, 2012 and March 15, 2013 (the “2011 and 2012 Annual Reports”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the 2011 and 2012 Annual Reports.

In August 2008, the Company opened The Plaza Macao, which is located adjacent to The Venetian Macao on Parcel 2. As disclosed in the Company’s 2011 and 2012 Annual Reports, (i) the Plaza Macao will feature an apart-hotel tower that is expected to be branded and serviced by Four Seasons and (ii) the Company has completed the structural work of the tower and expects to monetize the apart-hotel tower subject to market conditions and obtaining the necessary government approvals.

On 9 March 2010, the Company applied to the Chief Executive of Macao to transfer the rights arising from the land concession for Parcel 2 in relation to the apart-hotel tower owned by Venetian Cotai Limited, a subsidiary of the Company and the concessionaire of the land, to Cotai Strip Lot 2 Apart Hotel (Macau) Limited, a subsidiary of Venetian Cotai Limited (the “Apart-Hotel Tower Transfer”).

The Company has formally accepted the terms of a proposal received from the Macao Land, Public Works and Transport Bureau in relation to the Apart-Hotel Tower Transfer.

The Board of Directors of the Company is pleased to announce that Venetian Cotai Limited and Cotai Strip Lot 2 Apart Hotel (Macau) Limited, both subsidiaries of the Company, have received written notification from the Macao Land, Public Works and Transport Bureau confirming that the Chief Executive of Macao has approved the Apart-Hotel Tower Transfer.

This approval, gazetted in the Macao Boletim Oficial da Região Administrativa Especial de Macau on June 5, 2013, paves the way to enable the Company to sell shares in Cotai Strip Lot 2 Apart Hotel (Macau) Limited in a co-op fashion to prospective buyers interested in a Four Seasons branded apartment at the Company’s Cotai Strip Development in Macao.

By order of the Board
Sands China Ltd.
David Alec Andrew Fleming
Company Secretary

Macao, June 5, 2013

As at the date of this announcement, the directors of the Company are:

Executive Directors:
Edward Matthew Tracy
Toh Hup Hock

Non-Executive Directors:
Sheldon Gary Adelson
Michael Alan Leven (David Alec Andrew Fleming as his alternate)
Jeffrey Howard Schwartz
Irwin Abe Siegel
Lau Wong William

Independent Non-Executive Directors:
Iain Ferguson Bruce
Chiang Yun
David Muir Turnbull
Victor Patrick Hoog Antink
Steven Zygmunt Strasser

* For identification purposes only